SUPREME COURT
OF BRITISH COLUMBIA
VANCOUVER REGISTRY
DEC 2 0 2022
ENTERED

No. S223959
Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

BETWEEN:

KALEN CAPITAL CORPORATION and KALEN CAPITAL HOLDINGS, LLC

PLAINTIFFS

AND:

LIGHT QUANTUM ENERGY HOLDINGS, WORLDWIDE STOCK TRANSFER, LLC, SOLARWINDOW TECHNOLOGIES, INC., JOHN RHEE, and SEONGAE KO

DEFENDANTS

KALEN CAPITAL CORPORATION, KALEN CAPITAL HOLDINGS, LLC and SOLARWINDOW TECHNOLOGIES, INC.

DEFENDANTS BY WAY OF COUNTERCLAIM

ORDER MADE AFTER APPLICATION

	)	THE HONOURABLE MR.	)	
BEFORE	)	JUSTICE ELWOOD	)	16/Dec/2022
	)		)	

ON THE APPLICATION of the Plaintiffs and Defendants by Counterclaim, Kalen Capital Corporation and Kalen Capital Holdings, LLC, coming on for hearing at 800 Smithe Street, Vancouver, BC, on December 16, 2022 and on hearing Scott M. MacKenzie, lawyer for the Plaintiffs and Defendants by Counterclaim and Mark E. Fancourt-Smith, lawyer for the Defendants and Plaintiffs by Counterclaim, Light Quantum Energy Holdings, John Rhee and Seongae Ko;

THIS COURT ORDERS that:

1. Within five (5) business days of this order, Light Quantum Energy Holdings and Worldwide Stock Transfer, LLC shall take all steps necessary to effect a transfer of the following shares in SolarWindow Technologies, Inc. from Light Quantum Energy Holdings to Kalen Capital Corporation or its nominee:

   (a) 32,984,331 shares of common stock;

   (b) 16,780,167 cash only warrants to purchase up to 16,780,167 shares of common stock; and

(c) 1,781,750 cashless warrants to purchase up to 1,781,750 shares of common stock

(collectively, the "**Sale Shares**")

2. The application to dismiss the Counterclaim of Light Quantum Energy Holdings, John Rhee and Seongae Ko is adjourned generally;

3. Kalen Capital Corporation shall have costs of this application in the cause.

THE FOLLOWING PARTIES APPROVE THE FORM OF THIS ORDER AND CONSENT TO EACH OF THE ORDERS, IF ANY, THAT ARE INDICATED ABOVE AS BEING BY CONSENT:

Lawyer for the Plaintiffs and Defendants by Counterclaim,
Kalen Capital Corporation and Kalen Capital Holdings, LLC
Hannah M / DeJong
for Scott M. MacKenzie

Lawyer for the Defendants and Plaintiffs by Counterclaim,
Light Quantum Energy Holdings, John Rhee and Seongae Ko

Mark E. Fancourt-Smith

By the Court

Registrar

gcohen@boughtonlaw.com

No. S223959
Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

BETWEEN:

KALEN CAPITAL CORPORATION and KALEN CAPITAL HOLDINGS, LLC

PLAINTIFFS

AND:

LIGHT QUANTUM ENERGY HOLDINGS, WORLDWIDE STOCK TRANSFER, LLC, SOLARWINDOW TECHNOLOGIES, INC., JOHN RHEE, and SEONGAE KO

DEFENDANTS

AND:

KALEN CAPITAL CORPORATION, KALEN CAPITAL HOLDINGS, LLC and SOLARWINDOW TECHNOLOGIES, INC.

DEFENDANTS BY WAY OF COUNTERCLAIM

19/12

West Coast

ORDER MADE AFTER APPLICATION

Boughton Law Corporation
700 – 3 Bentall Centre
595 Burrard Street
P.O. Box 49290
Vancouver, BC V7X 1S8
Attention: Scott M. MacKenzie

Tel: (604) 687-6789

SMM/as File #95463.1